UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2016

SPHERIX INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	0-5576	52-0849320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Rockefeller Plaza, 11th Floor New York, NY	10020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 745-1374

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD

On March 11, 2016, Spherix Incorporated (the “Company”) entered into a collaboration agreement with Equitable IP Corporation, a leading patent enforcement and monetization fund, as amended in April and May 2016 (collectively, the “Equitable Agreement”), to enhance its monetization efforts in connection with a portion of Spherix's patent portfolio, as previously disclosed by the Company in press releases dated March 8, 2016 and May 25, 2016, and as referenced in the Company’s quarterly report on Form 10-Q filed May 16, 2016.

The Equitable Agreement may require us to take a loss on sale or transfer of patents or an impairment charge with respect to the intangible assets set forth on our balance sheet, and such loss on sale or transfer of patents or impairment charge may be material.

The foregoing descriptions of the Equitable Agreement does not purport to be complete and is qualified in its entirety by reference to the Equitable Agreement (as amended), which is filed as Exhibit 1.1. hereto, which is incorporated herein by reference. The March 8, 2016 and May 25, 2016 press releases are respectively filed as Exhibits 99.1 and 99.2 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

1.1	Equitable IP Collaboration Agreement, dated as of March 11, 2016 by and between Spherix Incorporated and Equitable IP Corporation, as amended April 22, 2016, April 27, 2016 and May 22, 2016.
99.1	Company Press Release, dated March 8, 2016
99.2	Company Press Release, dated May 25, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spherix Incorporated

Date: August 2, 2016	By:	/s/ Anthony Hayes
	Name:	Anthony Hayes
	Title:	Chief Executive Officer